                                                                   Exhibit 10.64
================================================================================


                             SUPPORT PARTY AGREEMENT

                          dated as of December 30, 1997


                                     made by


                                     AMERCO,
                                as Support Party

                                       and

                       PRIVATE MINI STORAGE REALTY, L.P.,
                                   as Borrower

                                   in favor of


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                               for the benefit of

                                       THE
                         VARIOUS FINANCIAL INSTITUTIONS
                                IDENTIFIED HEREIN
                                   as Lenders


================================================================================

                               TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----
ARTICLE I

        DEFINITIONS .........................................................................   2
                SECTION 1.1. Definitions ....................................................   2

ARTICLE II

        SUPPORT PARTY OBLIGATIONS ...........................................................   3
                SECTION 2.1.  Obligations ...................................................   3
                SECTION 2.2.  Issuance and Purchase Procedures ..............................   5
                SECTION 2.3.  Rights of Administrative Agent and Lenders ....................   6
                SECTION 2.4.  Obligations Absolute, etc. ....................................   7
                SECTION 2.5.  Reinstatement, etc. ...........................................   9
                SECTION 2.6.  Waiver, etc. ..................................................   9
                SECTION 2.7.  Borrower's Agreement ..........................................  10
                SECTION 2.8.  Subordination .................................................  10

ARTICLE III

        REPRESENTATIONS AND WARRANTIES ......................................................  11
                SECTION 3.1.  Organization; Powers ..........................................  11
                SECTION 3.2.  Authorization; Enforceability .................................  11
                SECTION 3.3.  Governmental Approvals; No Conflicts ..........................  11
                SECTION 3.4.  Properties ....................................................  12
                SECTION 3.5.  Litigation and Environmental Matters ..........................  12
                SECTION 3.6.  Compliance with Laws and Agreements ...........................  13
                SECTION 3.7.  Investment and Holding Company Status .........................  13
                SECTION 3.8.  Taxes .........................................................  13
                SECTION 3.9.  ERISA .........................................................  13
                SECTION 3.10. Disclosure ....................................................  14
                SECTION 3.11. Federal Reserve Regulations ...................................  14
                SECTION 3.12. Environmental and Safety Matters ..............................  14
                SECTION 3.13. Financial Statements ..........................................  15
                SECTION 3.14. No Material Adverse Change ....................................  15
                SECTION 3.15. Agreements ....................................................  15

                SECTION 3.16. Borrower's Business ...........................................  15

ARTICLE IV

        COVENANTS ...........................................................................  16
                SECTION 4.1.  Notices of Material Events ....................................  16
                SECTION 4.2.  Existence; Conduct of Business ................................  17
                SECTION 4.3.  Payment of Obligations ........................................  17
                SECTION 4.4.  Maintenance of Properties; Insurance ..........................  17
                SECTION 4.5.  Books and Records; Inspection Rights ..........................  18
                SECTION 4.6.  Compliance with Laws ..........................................  18
                SECTION 4.7.  Financial Statements, Reports, etc. ...........................  18
                SECTION 4.8.  Pari Passu Ranking ............................................  21
                SECTION 4.9.  Equal Security for Revolving Credit Exposure ..................  21

ARTICLE V

        SUPPORT PARTY DEFAULT ...............................................................  22

ARTICLE VI

        MISCELLANEOUS PROVISIONS ............................................................  24
                SECTION 6.1.   Binding on Successors, Transferees and Assigns;
                               Assignment of Support Party Agreement ........................  24
                SECTION 6.2.   Amendments, etc.  ............................................  24
                SECTION 6.3.   Addresses for Notices ........................................  25
                SECTION 6.4.   No Waiver; Remedies ..........................................  25
                SECTION 6.5.   Section Captions .............................................  25
                SECTION 6.6.   Severability .................................................  26
                SECTION 6.7.   Termination of Support Party Agreement .......................  26
                SECTION 6.8.   Governing Law ................................................  26
                SECTION 6.9.   Waiver of Jury Trial .........................................  26
                SECTION 6.10.  Consent to Jurisdiction; Waiver of Immunities ................  26
                SECTION 6.11.  Right of Setoff ..............................................  27
                SECTION 6.12.  Expenses; Indemnity; Damage Waiver ...........................  28

                             SUPPORT PARTY AGREEMENT

      THIS SUPPORT PARTY AGREEMENT (this "Support Party Agreement"), dated as of December 30, 1997, is made by AMERCO, as Support Party (the "Support Party") and PRIVATE MINI STORAGE REALTY, L.P., as Borrower (the "Borrower") in favor of THE CHASE MANHATTAN BANK, as Administrative Agent (the "Administrative Agent") for the benefit of the various financial institutions as are or may from time to time become Lenders under the Credit Agreement (as hereinafter defined) (together with their respective successors and assigns, the "Lenders").

                              W I T N E S S E T H :

      WHEREAS, as a condition to the occurrence of the Effective Date under the Credit Agreement dated as of the date hereof (together with all amendments, supplements, amendments and restatements and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Lenders, the Administrative Agent, the General Partner and the Borrower, the Support Party is required to execute and deliver this Support Party Agreement in favor of the Administrative Agent for the benefit of the Lenders;

      WHEREAS, the Support Party has duly authorized the execution, delivery and performance of this Support Party Agreement; and

      WHEREAS, it is in the best interests of the Support Party to execute this Support Party Agreement inasmuch as the Support Party has an economic interest in the transactions contemplated by the Credit Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement with the Borrower, the Support Party agrees, for the benefit of the Administrative Agent and the Lenders, as follows:

                                                         Support Party Agreement

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1. Definitions. Capitalized terms used but not otherwise defined in this Support Party Agreement have the respective meanings specified in the Credit Agreement; and the rules of interpretation set forth therein shall apply to this Support Party Agreement. As used in this Support Party Agreement, the following terms have the meanings specified below:

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Support Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Support Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Support Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Support Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Support Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Support Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "5-Year Credit Facility" means the 5-Year Credit Agreement dated as of June 30, 1997, among the Support Party, as borrower, the financial institutions listed therein, as lenders and The Chase Manhattan Bank, as administrative agent for

                                                         Support Party Agreement

the lenders, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

            "Material Subsidiary" shall mean any subsidiary of the Support Party having a tangible net worth, determined in accordance with GAAP, equal to or greater than $10,000,000.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 4 12 of the Code or Section 302 of ERISA, and in respect of which the Support Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                                   ARTICLE II

                           SUPPORT PARTY OBLIGATIONS




      SECTION 2.1. Obligations. (a) The Support Party hereby covenants and agrees as follows:

                        (i) if at any time the Borrower's ratio of Annualized
                  Consolidated Cash Flow to Annualized Consolidated Cash Interest Expense under Section 6.11 of the Credit Agreement shall be less than 1.5 to 1.0, the Support Party shall purchase either (x) additional partnership interests in the Borrower or (y) Subordinated debt of the Borrower, at the Support Party's option, in such amounts as shall enable the Borrower to repay the Revolving Credit Exposures (together with accrued interest thereon and fees and other obligations of the Borrower accrued under the Credit Agreement) and restore the aforesaid ratio to the required level (the purchase price for such additional partnership interests or debt, the "Issuance Price"), such purchase to occur on a date (an Issuance Date") set forth in a notice from the Administrative Agent to the Support Party given no fewer than 3 Business Days prior to such Issuance Date (an "Issuance Notice"); and

                        (ii) in the event Borrower fails to repay all or any
                  portion of the Revolving Credit Exposures by their due date (including the

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                                                         Support Party Agreement

                  Maturity Date and on the date of any mandatory repayment) the Support Party shall, at the option of the Administrative Agent and from time to time as directed by it, either (x) purchase such of the Properties from the Borrower for the Allocated Collateral Value thereof, (the "Property Purchase Option"), or
                  (y) purchase so much of the right, title and interest of the Lenders in and to their respective Commitments and Revolving Credit Exposures for the Repayment Amount, as defined below, (the "Loan Purchase Option"), in the case of each of (x) and
                  (y) as shall be designated, and on a date (a "Purchase Date") designated in a notice from the Administrative Agent to the Support Party given at least three Business Days prior to such Purchase Date (a "Purchase Notice"). The "Repayment Amount" means the principal of such Revolving Credit Exposures plus accrued interest thereon and fees and other obligations of the Borrower accrued under the Credit Agreement.

                  (b) The Support Party hereby agrees that any debt issued by the Borrower to the Support Party in accordance with clause
            (a)(i)(y) of this Section or Revolving Credit Exposures purchased in accordance with clause (a)(ii)(y) of this Section shall, in each case, be Subordinated to the rights of the Lenders in accordance with Section 2.8 hereof.

                  (c) The Support Party acknowledges that it is the intent of the parties hereunder to cause the purchases referred to in Sections 2.1(a)(i) and 2.1(a)(ii)(x) in order to provide the Borrower with sufficient funds to repay the Revolving Credit Exposures as and when due (together with accrued interest thereon and fees and other obligations of the Borrower accrued under the Credit Agreement) and restore the ratio under Section 6.11 of the Credit Agreement to the required level, as the case may be, and the Support Party hereby agrees to cause the Borrower to apply the proceeds thereof to repay the Revolving Credit Exposures, and such other amounts due and payable, immediately upon receipt of such proceeds.

                  (d) In the event the credit rating assigned to the Index Debt falls within Category 2 (as used in the defined term "Applicable Margin") as of the end of any fiscal quarter, the Support Party hereby agrees to maintain at all times thereafter aggregate unutilized commitments under its credit facilities (not including the Credit Agreement) in an amount equal to (x) the Revolving

                                                         Support Party Agreement

            Credit Exposure under the Credit Agreement less (y) the quotient of
            (I) the Annualized Consolidated Cash Flow of the Borrower (for the immediately preceding four quarters or, if fewer than four quarters of the Borrower then exist, then for the period consisting of the consecutive fiscal quarters of the Borrower then recently ended) over (II) .09.

            SECTION 2.2. Issuance and Purchase Procedures. (a) On each Issuance Date, each party to the related Issuance Notice shall take the following actions required of it:

                  (i) If the Issuance Notice is with respect to the purchase of additional partnership interests in the Borrower:

                        (x) The Support Party shall tender the Issuance Price to
                  the Borrower in immediately available funds; and

                        (y) The Borrower shall accept such price and issue to
                  the Support Party additional partnership interests in the Borrower.

                  (ii) If the Issuance Notice is with respect to the purchase of
            Subordinated debt of the Borrower:

                        (x) The Support Party shall tender the Issuance Price to
                  the Borrower in immediately available funds; and

                        (y) The Borrower shall accept such price and issue to
                  the Support Party Subordinated debt in accordance with Section 2.8.

            (b) On each Purchase Date, each party to the related Purchase Notice shall take the following actions required of it:

                  (i) If the Purchase Notice is with respect to the purchase of
            Properties from the Borrower:

                        (x) The Support Party shall tender the Allocated
                  Collateral Value for such Properties to the Borrower in immediately available funds; and

                                                         Support Party Agreement

                        (y) The Borrower shall accept such Allocated Collateral
                  Value for such Properties and deliver to the Support Party title to the Properties.

                  (ii) If the Purchase Notice is with respect to the purchase of
            Revolving Credit Exposures from the Lenders:

                        (x) The Support Party shall (A) tender the Repayment
                  Amount to the Administrative Agent in immediately available funds and (B) execute and deliver to the Administrative Agent an assignment and acceptance with respect to each Lender, and affirmation of Subordination, in each case in form and substance satisfactory to the Administrative Agent; and

                        (y) The Administrative Agent shall (A) accept such
                  Re-payment Amount, (B) deliver to the Support Party a counterpart of each such assignment and acceptance executed by each respective Lender and (C) deliver to Support Party all notes, if any, issued in connection with the assignment of the Revolving Credit Exposures.

            (c) The Support Party may, within three Business Days after the Support Party is required to perform any of its payment obligations pursuant to this Article II, (i) purchase for the Repayment Amount all of the right, title and interest of the Lenders in and to their Revolving Credit Exposures, together with all accrued interest thereon and fees and other obligations of the Borrower accrued or owing under the Credit Agreement and (ii) require the Lenders to assign their respective Commitments to the Support Party. The rights of the Support Party under this clause (c) shall not otherwise affect the rights of the Administrative Agent and the Lenders under Article VII of the Credit Agreement.

      SECTION 2.3. Rights of Administrative Agent and Lenders. The Support Party authorizes the Administrative Agent on behalf of the Lenders to perform any or all of the following acts at any time in its sole discretion, all without notice to the Support Party and without affecting the Support Party's obligations under this Support Party Agreement:

                  (a) The Administrative Agent at the instruction of the Lenders pursuant to Section 9.02 of the Credit Agreement may alter any terms of the

                                                         Support Party Agreement

            amounts or Commitments outstanding under the Credit Agreement or any part thereof, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the amounts outstanding under the Credit Agreement or any part thereof.

                  (b) The Administrative Agent or any Lender may take and hold security for the amounts or Commitments outstanding under the Credit Agreement or this Support Party Agreement, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

                  (c) Upon any Event of Default, the Administrative Agent or any
            Lender may direct the order and manner of any sale of all or any part of any security now or later to be held for the amounts or Commitments outstanding under the Credit Agreement or this Support Party Agreement, respectively, and the Administrative Agent or any Lender may also bid at any such sale.

                  (d) The Administrative Agent or any Lender may apply any
            payments or recoveries from the Borrower, the Support Party or any other source, and any proceeds of any security, to the Borrower's obligations under the Credit Agreement in such manner, order and priority as the Administrative Agent or such Lender may elect, whether or not those obligations are secured at the time of the application.

                  (e) The Administrative Agent or any Lender may extend
            additional credit to the Borrower or the Support Party in addition to the amounts and Commitments outstanding under the Credit Agreement, and may take and hold security for the credit so extended.

      SECTION 2.4. Obligations Absolute, etc. The terms of this Support Party Agreement shall in all respects be continuing, absolute, unconditional and irrevocable, and shall remain in full force and effect until all amounts outstanding under the Credit Agreement have been paid in full, all Commitments have been terminated and all obligations of the Borrower and the Support Party shall have been paid in full. The liability of the Support Party under this Support Party Agreement shall be irrevocable irrespective of:

                                                         Support Party Agreement

            (a) any lack of validity, legality or enforceability of the Credit Agreement;

            (b) the failure of any Lender or the Administrative Agent:

                  (i) to assert any claim or demand or to enforce any right or remedy against any Private Mini Entity or any other Person under the provisions of the Credit Agreement or otherwise, or

                  (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any amounts or Commitments outstanding under the Credit Agreement;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the amounts outstanding under the Credit Agreement, the Commitments thereunder or any extension, compromise or renewal of any of the amounts outstanding under the Credit Agreement or Commitments thereunder;

            (d) any reduction, limitation, impairment or termination of the amounts or Commitments outstanding under the Credit Agreement, for any reason, including any claim of waiver, release, surrender, alteration or compromise, and any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the amounts or Commitments outstanding under the Credit Agreement;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement;

            (f) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty, held by the Administrative Agent or any Lender securing any of the amounts or Commitments outstanding under the Credit Agreement;

                                                         Support Party Agreement

            (g) any failure on the part of the Borrower, any other Private Mini Entity or any other Person in complying with its obligations under this Support Party Agreement or the Credit Agreement; or

            (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Private Mini Entity, any surety or any guarantor.

      SECTION 2.5. Reinstatement, etc. The Support Party agrees that this Support Party Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the amounts outstanding under the Credit Agreement is rescinded or must otherwise be restored by the Administrative Agent or any Lender, upon the insolvency, bankruptcy or reorganization of any Private Mini Entity or otherwise, as though such payment had not been made.

      SECTION 2.6. Waiver, etc. The Support Party hereby waives:

            (a) All statutes of limitations as a defense to any action or proceeding brought against the Support Party by the Administrative Agent or any Lender, to the fullest extent permitted by law;

            (b) Any right it may have to require the Administrative Agent or any Lender to proceed against the Borrower, proceed against or exhaust any security held from the Borrower, or pursue any other remedy in the Administrative Agent's or any Lender's power to pursue;

            (c) Any defense based on any claim that the Support Party's obligations exceed or are more burdensome than those of the Borrower;

            (d) Any defense based on: (i) any legal disability of the Borrower,
      (ii) any release, discharge, modification, impairment or limitation of the liability of the Borrower to the Administrative Agent or any Lender from any cause, whether consented to by the Administrative Agent or any Lender or arising by operation of law or from any insolvency proceeding and (iii) any rejection or disaffirmance of the amounts or Commitments outstanding under the Credit Agreement, or any part thereof, or any security held for such amounts or Commitments, in any such insolvency proceeding;

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                                                         Support Party Agreement

            (e) Any defense based on any action taken or omitted by the Administrative Agent or any Lender in any insolvency proceeding involving the Borrower, including any election to have the Administrative Agent's or that Lender's claim allowed as being secured, partially secured or unsecured, any extension of credit by the Lenders to the Borrower in any insolvency proceeding, and the taking and holding by the Administrative Agent or any Lender of any security for any such extension of credit;

            (f) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Support Party Agreement and of the existence, creation, or incurrence of new or additional indebtedness, and demands and notices of every kind;

            (g) Any defense based on or arising out of (i) any defense that the Borrower may have to the payment or performance of the amounts outstanding under the Credit Agreement or any part thereof, (ii) any defense that the Borrower has failed to perform any action required by it hereunder, or in the state of any Property or (iii) the financial condition of the Borrower; and

            (h) Any defense based on or arising out of any action of the Administrative Agent or any Lender described in Sections 2.3 or 2.4 above.

      SECTION 2.7. Borrower's Agreement. The Borrower hereby agrees to (i) conduct any action as may be necessary in order for the Support Party to comply with its obligations under this Support Party Agreement, including, but not limited to, issuing Subordinated debt and partnership interests to the Support Party and selling its respective Properties to the Support Party in accordance with Article II and (ii) apply the proceeds of any amounts received from the Support Party to the payment or prepayment of amounts as and when due under the Credit Agreement to the Lenders and the Administrative Agent.

      SECTION 2.8. Subordination. In addition to the Support Party's agreement under Section 2.1(b), the Support Party hereby covenants and agrees that any rights of the Support Party or any of its subsidiaries, whether now existing or later arising, to receive payment on account of any indebtedness owed to it by the Borrower or to receive any payment from the Borrower shall at all times be Subordinate in accordance with the provisions of Schedule S of the Credit Agreement ("Schedule S") to the full and prior repayment of the amounts outstanding under the Credit Agreement.

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                                                         Support Party Agreement

Except as expressly provided in Schedule S, neither the Support Party nor any of its subsidiaries shall be entitled to enforce or receive payment of any sums hereby Subordinated until the amounts outstanding under the Credit Agreement have been paid and performed in full and all Commitments terminated, and any such sums received in violation of this Support Party Agreement or Schedule S shall be received by the Support Party or its subsidiaries, as applicable, in trust for the Administrative Agent and the Lenders. The Support Party shall cause each subsidiary to Subordinate any indebtedness owed to it by the Borrower in accordance with the terms of this Section 2.8.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            The Support Party represents and warrants to the Administrative Agent for the benefit of the Lenders that:

      SECTION 3.1. Organization; Powers. The Support Party and each of its respective subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification IS required. The Support Party and each of its respective subsidiaries has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Support Party Agreement and to perform the Transactions.

      SECTION 3.2. Authorization: Enforceability. The Transactions are within the Support Party's powers and have been duly authorized by all necessary action. This Support Party Agreement has been duly executed and delivered by the Support Party and constitutes a legal, valid and binding obligation of the Support Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      SECTION 3.3. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other

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                                                         Support Party Agreement

action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law, statute rule or regulation or the charter, by-laws or other organizational documents of the Support Party (or any of its subsidiaries) or any order, writ, ruling, injunction or decree of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Support Party (or any of its subsidiaries) or its assets, or give rise to a right thereunder to require any payment to be made by the Support Party (or any of its subsidiaries), and (d) will not result in the creation or imposition of any Lien on any asset of the Support Party (or any of its subsidiaries).

      SECTION 3.4. Properties. (a) The Support Party and each of its subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

            (b) The Support Party and each of its subsidiaries owns, or is licensed to use, all trademarks, tradenames, permits, service marks, licenses, franchises, formulas, copyrights, patents and other intellectual property or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect on the business, operations, property, assets, nature of assets, condition (financial or otherwise) or prospects of the Support Party or of the Support Party and its subsidiaries taken as a whole..

      SECTION 3.5.Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Support Party, threatened against or affecting the Support Party or any of its subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Support Party Agreement or the Transactions.

            (b) Except with respect to any matter that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Support Party nor any of its subsidiaries (i) has failed to comply with any

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                                                         Support Party Agreement

Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

      SECTION 3.6. Compliance with Laws and Agreements. The Support Party and each of its subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Support Party Default has occurred and is continuing.

      SECTION 3.7. Investment and Holding; Company Status. Neither the Support Party nor any of its subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) subject to any Federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed. Neither the Support Party nor any of its subsidiaries is subject to the Interstate Commerce Act.

      SECTION 3.8. Taxes. The Support Party and each of its subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and have paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Support Party or such subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.9. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of

                                                         Support Party Agreement

all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

      SECTION 3.10. Disclosure. The Support Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the information furnished by or on behalf of the Support Party to the Administrative Agent or any Lender in connection with the negotiation of this Support Party Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      SECTION 3.11. Federal Reserve Regulations. Neither the Support Party nor any of its respective subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

      SECTION 3.12. Environmental and Safety Matters. The Support Party and each of its subsidiaries has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control or to employee health or safety. Neither the Support Party nor any of its subsidiaries has received notice of any material failure so to comply. The Support Party's and its subsidiaries' facilities do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution or employee health and safety, in violation in any material respect of any law or any regulations promulgated pursuant thereto. The Support Party is not aware of any events, conditions or circumstances involving

                                                         Support Party Agreement

environmental pollution or contamination or employee health or safety that could reasonably be expected to result in material liability on the part of the Support Party or any of its subsidiaries.

      SECTION 3.13. Financial Statements. The Support Party has heretofore furnished to the Administrative Agent and the Lenders its consolidated and consolidating balance sheets and statements of income and cash flows as of and for the fiscal year ended March 31, 1997, audited by and accompanied by the opinion of Price Waterhouse, independent public accountants. Such financial statements present fairly the financial condition and results of operations of the Support Party and its consolidated subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Support Party and its consolidated subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

      SECTION 3.14. No Material Adverse Change. There has been no material adverse change in the business, assets, nature of assets, operations, prospects or condition, financial or otherwise, of the Support Party and its subsidiaries, taken as a whole, since March 31 ,1997.

      SECTION 3.15. Agreements. (a) Neither the Support Party nor any of its subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could result in a Material Adverse Effect.

            (b) Neither the Support Party nor any of its subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could result in a Material Adverse Effect.

      SECTION 3.16. Borrower's Business. The Support Party is familiar with Borrower's financial condition and business operations and has done all diligence to enter into this Support Party Agreement and has not relied on the Administrative Agent with respect to such diligence. The Support Party has received a copy of the Credit Agreement and hereby acknowledges and consents to the terms and conditions thereunder.

                                                         Support Party Agreement

                                   ARTICLE IV

                                    COVENANTS

            The Support Party covenants and agrees that, so long as any portion of the amounts outstanding under the Credit Agreement shall remain unpaid or any portion of the Commitment remains outstanding, it will observe the following covenants:

      SECTION 4.1. Notices of Material Events. The Support Party will furnish to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Support Party Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Support Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Support Party and its subsidiaries in an aggregate amount exceeding $10,000,000;

            (d) any action by the Support Party pursuant to Article II of this Support Party Agreement, or any agreement to do so;

            (e) any provision of this Support Agreement is held to be invalid, illegal or unenforceable in any jurisdiction resulting in a Material Adverse Effect on the ability of the Support Party to perform its obligations hereunder;

            (f) any change by Moody's or S&P in the rating of the Support Party's senior, unsecured, non-credit-enhanced long-term indebtedness for borrowed money after the date hereof; and

            (g) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                                                         Support Party Agreement

Each notice delivered under this Section shall be accompanied by a statement of an executive officer of the Support Party setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      SECTION 4.2. Existence; Conduct of Business. The Support Party will, and will cause each of its subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and will maintain and operate such business in substantially the manner in which it is presently conducted and operated. The Support Party shall, directly or through its wholly-owned subsidiaries, own and control not less than 50% of the Voting Stock of the General Partner.

      SECTION 4.3. Payment of Obligations. The Support Party will, and will cause each of its subsidiaries to, pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Support Party or such subsidiary of the Support Party shall have set aside on its respective books adequate reserves with respect thereto.

      SECTION 4.4. Maintenance of Properties; Insurance. The Support Party will, and will cause each of its subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, through a program of self insurance consistent with sound business practices or with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, or as may be required by law.

                                                         Support Party Agreement

      SECTION 4.5. Books and Records; Inspection Rights. The Support Party will, and will cause each of its subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its respective business and activities. The
Support Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender through the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

      SECTION 4.6. Compliance with Laws. The Support Party will, and will cause each of its subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 4.7. Financial Statements, Reports, etc. The Support Party will furnish to the Administrative Agent and each Lender:

            (a) as soon as practicable and in any event within 60 days after the end of each fiscal quarter, (i) consolidated balance sheets of the Support Party and its subsidiaries and (ii) consolidated balance sheets of the Support Party, each as at the end of such period, and the related statements of income, stockholders' equity and cash flows for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year (but together with the consolidating intercompany eliminations and adjustments in the case of
      (i) and (ii)), all in reasonable detail and certified by a Financial Officer of the Support Party that they fairly present the financial condition of the Support Party and its subsidiaries as at the date indicated and the results of their operations and changes in their financial position for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

            (b) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Support Party, consolidated balance sheets of the Support Party and its subsidiaries, as at the end of such year, and the related consolidated statements of income, stockholders' equity and cash

                                                         Support Party Agreement

      flows for such fiscal year, setting forth in each case, in comparative form the consolidated figures for the previous year, all in reasonable detail and accompanied by a report thereon of Price Waterhouse or other independent certified public accountants of recognized national standing selected by the Support Party and reasonably satisfactory to the Required Lenders, which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the Support Party and its subsidiaries, as at the dates indicated, and the results of their operations and cash flows for the periods indicated in conformity with GAAP (applied on a basis consistent with prior years unless as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            (c) together with each delivery of financial statements of the Support Party and its subsidiaries pursuant to Sections 4.7(a) and (b) above, (i) a certificate of a Financial Officer stating that the signer thereof has reviewed the terms of this Support Party Agreement and has made, or caused to be made, a review in reasonable detail of the transactions and condition of the Support Party and its subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes a Support Party Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Support Party has taken, is taking and proposes to take with respect thereto;

            (d) together with each delivery of financial statements of the Support Party and its subsidiaries pursuant to Section 4.7(b) above, a written statement by the independent public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Support Party Agreement as they relate to accounting matters, (ii) stating whether, in connection with their audit examination, any condition or event which constitutes a Support Party Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Support Party

                                                         Support Party Agreement

      Default that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention that causes them to believe that either or both the information contained in the certificates delivered therewith pursuant to Section 4.7(b) above is not correct;

            (e) promptly upon request therefor, copies of all reports submitted to the Support Party by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Support Party made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

            (f) promptly upon their becoming available, copies of all (i) financial statements, reports, notices and proxy statements sent or made available generally by the Support Party to its security holders or by any of its subsidiaries to its security holders other than the Support Party or another of its subsidiaries, (ii) regular and periodic reports and all registration statements and prospectuses, if any, filed by the Support Party or any of its subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions, and (iii) press releases and other statements made available generally by the Borrower or any of it Subsidiaries to the public concerning material developments in the business of the Support Party and its subsidiaries;

            (g) promptly upon any officer of the Support Party obtaining knowledge (i) of any condition or event which constitutes a Support Party Default, or becoming aware that any Lender or the Administrative Agent has given any notice or taken any other action with respect to a claimed Support Party Default under this Support Party Agreement, (ii) that any Person has given any notice to the Support Party or any of its subsidiaries of the Support Party or taken any other action with respect to a claimed default or event or condition of the type referred to in paragraph (c) of Article V or (iii) of any condition or event that might have a Material Adverse Effect, a certificate of a Financial Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Support Party

                                                         Support Party Agreement

      Default, event or condition, and what action the Support Party has taken, is taking and proposes to take with respect thereto;

            (h) promptly upon any officer of the Support Party obtaining knowledge of (i) the institution of, or threat of any action, suit, proceeding, governmental investigation or arbitration against or affecting the Support Party or any of its subsidiaries or any property of the Support Party or any of its subsidiaries not previously disclosed by the Support Party to the Lenders, or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, might have a Material Adverse Effect, the Support Party shall promptly give notice thereof to the Lenders and provide such other information as may be reasonably available to it to enable the Lenders and their counsel to evaluate such matters; and

            (i) with reasonable promptness, such other information and data with respect to the Support Party or any of its subsidiaries as from time to time may be reasonably requested by any Lender.

      SECTION 4.8. Pari Passu Ranking. The Support Party shall take, or cause to be taken, all action that may be or become necessary or appropriate to ensure that its obligations under this Support Party Agreement will continue to rank at least pari passu in right of payment with all other present and fixture unsecured Indebtedness of the Support Party (including, but not limited to, Indebtedness owing under the 5-Year Credit Facility).

      SECTION 4.9. Equal Security for Revolving Credit Exposure. In the event the Support Party shall create, incur, assume or permit to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted pursuant to the provisions of Section 6.04 of the 5-Year Credit Facility (unless prior written consent to the creation or assumption thereof shall have been obtained from the Required Lenders), the Support Party shall make or cause to be made, at the request of the Required Lenders, effective provision whereby the Support Party's obligations hereunder will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such other Indebtedness shall be so secured.

                                                         Support Party Agreement

                                    ARTICLE V

                              SUPPORT PARTY DEFAULT

            Each of the following events shall constitute an event of default under this Support Party Agreement (a "Support Party Default"):

             (a) any representation or warranty made or deemed made by or on behalf of the Support Party or any subsidiary in or in connection with this Support Party Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Support Party Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;

             (b) the Borrower or the Support Party shall fail to observe or perform any covenant, condition or agreement contained in Section 2.1 or
       2.2 of this Support Party Agreement;

             (c) the Borrower or the Support Party shall fail to observe or perform any covenant, condition or agreement other than as provided in this Support Party Agreement (other than as referred to in clause (b) of this Article) and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Support Party (which notice shall be given at the request of the Administrative Agent or any Lender through the Administrative Agent);

             (d) any event or condition occurs that results in any Material Indebtedness (including amounts outstanding under the 5-Year Credit Facility) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time, or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

                                                         Support Party Agreement

             (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Support Party or any of its Material Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Support Party or any of its Material Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

             (f) the Support Party or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquida-tion, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (e) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Support Party or any of its Material Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
       (vi) take any action for the purpose of effecting any of the foregoing;

             (g) the Support Party shall become unable, admit in writing or fail generally to pay its debts as they become due;

             (h) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Support Party, any of its subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Support Party or any of its subsidiaries to enforce any such judgment;

             (i) an ERISA Event shall have occurred that, in the opinion of the Administrative Agent, when taken together with all other ERISA Events that

                                                         Support Party Agreement

       have occurred, could reasonably be expected to result in a Material Adverse Effect; and

             (j) a Change of Control (as defined in the 5-Year Facility) shall have occurred.

 then, in addition to any rights the Administrative Agent or the Lenders may have under the Credit Agreement, and irrespective of whether (i) such Support Party Default is the result, directly or indirectly, of the failure of the Support Party, the Borrower, any other Private Mini Entity or any other Person in complying with its obligations under this Support Party Agreement or (ii) any amounts outstanding under the Credit Agreement have become or have been declared immediately due and payable under Article VII of the Credit Agreement or if the Commitments have been terminated thereunder, the Administrative Agent may, and at the request of the Required Lenders shall, proceed to protect and enforce the rights of the Lenders by an action at law, a suit in equity or other appropriate proceeding, whether for specific performance of any agreement contained herein, or for an injunction against a violation of any terms hereof, or in aid of the exercise of any power granted hereby or by law or otherwise.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

       SECTION 6.1. Binding on Successors, Transferees and Assigns; Assignment of Support Party Agreement. This Support Party Agreement shall be binding upon the Support Party and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Administrative Agent on behalf of the Lenders and their respective permitted successors and assigns; provided, however, that the Support Party may not assign any of its obligations hereunder without the prior written consent of all of the Lenders in accordance with
 Section 9.02 of the Credit Agreement.

       SECTION 6.2. Amendments, etc. No amendment to or waiver of any provision of this Support Party Agreement, nor consent to any departure by the Support Party herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent

                                                         Support Party Agreement

 shall be effective only in the specific instance and for the specific purpose for which given; provided that any amendment, waiver or consent with respect to
 Article I1 shall require the approval of all of the Lenders.

       SECTION 6.3. Addresses for Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

             (a) if to the Borrower or the Administrative Agent, as provided in Section 9.01 of the Credit Agreement; and

             (b) if to the Support Party, to it at 1325 Airmotive Way, Suite 100, Reno, Nevada 89502-3239, Attention of Rocky Wardrip (Telecopy No. (702) 688-6338).


 Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Support Party Agreement shall be deemed to have been given on the date of receipt.

       SECTION 6.4. No Waiver; Remedies. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder (including, but not limited to, the issuance of the Issuance Notice or Purchase Notice) shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

       SECTION 6.5. Section Captions. Section captions used in this Support Party Agreement are for convenience of reference only, and shall not affect the construction of this Support Party Agreement.

                                                         Support Party Agreement

       SECTION 6.6. Severability. Wherever possible each provision of this Support Party Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Support Party Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Support Party Agreement.

       SECTION 6.7. Termination of Support Party Agreement. The Support Party's obligations under this Support Party Agreement shall terminate (a) on the date upon which all amounts outstanding under the Credit Agreement have been paid in full, the Commitments terminated and all other obligations under the Credit Agreement and this Support Party Agreement shall have been fully and finally discharged or (b) upon consummation of the transactions referred to in clauses
 (i) and (ii) of Section 2.2(c) of this Support Party Agreement; provided that the agreements in Section 6.12 of this Support Party Agreement shall survive.

       SECTION 6.8. Governing Law. THIS Support Party Agreement SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

       SECTION 6.9. Waiver of Jury Trial. THE SUPPORT PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SUPPORT PARTY AGREEMENT. THE SUPPORT PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

       SECTION 6.10. Consent to Jurisdiction; Waiver of Immunities. The Support Party hereby acknowledges and agrees that:

            (a) It irrevocably submits to the jurisdiction of any federal court sitting in the Southern District of New York in any action or proceeding arising out of or relating to this Support Party Agreement, and the Support Party hereby irrevocably agrees that all claims in respect of such action or

                                                         Support Party Agreement

       proceeding may be heard and detennined in such federal court. The Support Party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Support Party agrees that a final, unappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

           (b) It hereby irrevocably designates, appoints and empowers C.T. Corporation System, presently located at 1633 Broadway, New York, New York 10019 (together with any successor thereto, the "Service of Process Agent"), as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its properties, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason the Service of Process shall cease to be available to act as such, the Support Party agrees to designate a new Service of Process Agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent. The Support Party further irrevocably consents to service of process in the manner provided for notices in Section 6.3. Nothing in this Support Agreement will affect the right of any party to this Support Agreement to serve process in other manner permitted by law.

             (c) Nothing in this Section shall affect the right of the Administrative Agent or any Lender to serve legal process in any manner permitted by law affect the right of the Administrative Agent or any Lender to bring any or proceeding against the Support Party or its property in the courts of any other jurisdictions.

       SECTION 6.11. Right of Setoff. If a Support Party Default shall have occurred and be continuing, the Administrative Agent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the hllest permitted by law, to set off and apply any and all deposits (general or special, time demand, provisional or final) at any time held and other obligations at any time owing by such Administrative Agent, Lender or Affiliate to or for the credit or the account of the Support Party against any of and all the obligations of the Support Party now or hereafter existing under this Support Party Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand

                                                         Support Party Agreement

under this Support Party Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

       SECTION 6.12. Expenses; Indemnity: Damage Waiver. (a) The Support Party shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation and administration of this Support Party Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Support Party Agreement, including its rights under this Section.

             (b) The Support Party shall indemnify and hold harmless the Admin-istrative Agent, each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") from and against and pay them for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including attorney costs) of any kind or nature whatsoever with respect to the execution, delivery and enforcement of this Support Party Agreement, or the Transactions, and with respect to any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto related to this Support Party Agreement, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Support Party shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities directly arising from the gross negligence or willful misconduct of such Indemnified Person as determined by a court of competent jurisdiction. The agreements in this Section 6.12 shall survive payment of the amounts outstanding under the Credit Agreement and termination of the Commitments thereunder.

             (c) To the extent permitted by applicable law, the Support Party shall not assert, and hereby waives, any claim against any Indemnitee, on any

                                                         Support Party Agreement

       theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Support Party Agreement or any agreement or instrument contemplated hereby or the Transactions.

             (d) All amounts due under this Section shall be payable promptly after written demand therefor.

                                                         Support Party Agreement

       IN WITNESS WHEREOF, the Support Party and the Borrower have each caused this Support Party Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              AMERCO,
                              as Support Party

                              By  /s/ Gary B. Horton
                                 ----------------------------------
                                 Name:
                                 Title:




                              PRIVATE MINI STORAGE REALTY, L.P.

                                     By STORAGE REALTY L.L.C., as
                                     general partner



                              By
                                 ----------------------------------
                                 Name:
                                 Title:


Agreed to and accepted by:


THE CHASE MANHATTAN BANK, as
Administrative Agent

       BY
         -------------------------------------
         Name:
         Title:

                                                         Support Party Agreement

       IN WITNESS WHEREOF, the Support Party and the Borrower have each caused this Support Party Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              AMERCO,
                              as Support Party

                              By
                                 ----------------------------------
                                 Name:
                                 Title:


                              PRIVATE MINI STORAGE REALTY, L.P.

                                     By STORAGE REALTY L.L.C., as
                                     general partner


                              By  /s/ Doug Mulvaney
                                 ----------------------------------
                                 Name:Doug Mulvaney
                                 Title: Manager





Agreed to and accepted by:

THE CHASE MANHATTAN BANK, as
Administrative Agent

          By
             ----------------------------------
             Name:
             Title:

                                                         Support Party Agreement

       IN WITNESS WHEREOF, the Support Party and the Borrower have each caused this Support Party Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              AMERCO,
                              as Support Party

                              By
                                 ----------------------------------
                                 Name:
                                 Title:



                              PRIVATE MINI STORAGE REALTY, L.P.

                                     By STORAGE REALTY L.L.C., as
                                     general partner

                              By
                                 ----------------------------------
                                 Name:
                                 Title:

Agreed to and accepted by:

THE CHASE MANHATTAN BANK, as
Administrative Agent


    By /s/ Lawrence Palumbo Jr.
       ----------------------------------
       Name: Lawrence Palumbo, Jr.
       Title:  Vice President